CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 18, 2015, relating to the financial statements and financial highlights which appear in the October 31, 2015 Annual Reports to Shareholders of Manning & Napier Fund, Inc.- Disciplined Value Series, Equity Series, Overseas Series, Pro-Blend® Conservative Term Series, Pro-Blend® Extended Term Series, Pro-Blend® Maximum Term Series, Pro-Blend® Moderate Term Series, Target 2015 Series, Target 2020 Series, Target 2025 Series, Target 2030 Series, Target 2035 Series, Target 2040 Series, Target 2045 Series, Target 2050 Series, Target 2055 Series, Target 2060 Series, Target Income Series, Tax Managed Series and Quality Equity Series which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Custodian, Independent Registered Public Accounting Firm, and Counsel” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 26, 2016